Exhibit 10.39

Dominion Resources, Inc.

2012 Base Salaries for Named Executive Officers*

The 2012 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell II, Chairman, President and Chief Executive Officer—$1,315,800; Mark F. McGettrick, Executive Vice President and Chief Executive Officer—$683,836; Paul D. Koonce, Executive Vice President (Chief Executive Officer—Dominion Virginia Power)—$523,094; David A. Christian, Executive Vice President (Chief Executive Officer—Dominion Generation)—$607,242; and Gary L. Sypolt, Executive Vice President (Chief Executive Officer—Dominion Energy)—$516,265.

*	Effective March 1, 2012